Exhibit 99.1

McEWEN MINING ANNOUNCES RESOURCE AND RESERVE INCREASES

AT THE SAN JOSÉ MINE IN ARGENTINA

TORONTO, ONTARIO — March 19, 2012 —McEwen Mining Inc. (NYSE & TSX: MUX) is pleased to announce an updated resource and reserve estimate for the San José mine (49%). The San José mine had a great 2011. Not only was it the forth-consecutive year that silver and gold resources continued to grow, but it also was the highest yearly production to date, producing 5.9 million ounces silver and 80,000 ounces gold. It is worth noting that the resource and reserve estimates were calculated using conservative metal prices of US$18 per ounce silver and US$1,080 per ounce gold. The estimates were independently audited by P&E Mining Consultants Inc.

San José Mine Resources & Reserve Highlights 2011

•                  Measured and Indicated silver and gold resources up 47% and 56% respectively, to 68.6 million ounces silver and 1.04 million ounces gold (100% basis).

•                  Measured and Indicated resource grades remain consistent with 2010 at 457 gpt silver (475 gpt silver—2010) and 6.95 gpt gold (6.80 gpt gold—2010).

•                  Proven and Probable silver and gold reserves up 5% and 15% respectively, to 22.3 million ounces silver and 0.344 million ounces gold (100% basis).

A major goal of the 2011 exploration program was to increase the Measured and Indicated resource categories by identifying new veins and upgrading Inferred resources. This was successfully achieved. The Measured and Indicated resources increased by 47% for silver and 56% for gold, to an estimated 4.7 million tonnes at a grade of 457 gpt silver and 6.95 gpt gold, for a total of 68.6 million ounces silver and 1.04 million ounces gold.

Last year, significant portions of the Inferred resources were upgraded to the Measured and Indicated categories. This lead to a 38% and 46% decrease of silver and gold contained in Inferred resources. Inferred resources now total 1.8 million tonnes at a grade of 384 gpt silver and 5.30 gpt gold, for a total of 22.4 million ounces silver and 0.31 million ounces gold.

DOUBLING EXPLORATION IN 2012

A total of US$14 million will be invested in exploration at the San José mine in 2012 by McEwen Mining (49%) and its joint venture partner Hochschild Mining (51%). The goal is to complete 110,600 meters of diamond drilling of which the majority will be exploration for new resources and the remainder will be for infill. This represents doubling of the exploration budget that was completed last year.

Audited San José Mineral Resource Estimates, December 31, 2011

Category	Tonnes (1,000)	Ag (g/t)	Au (g/t)	Ag (M oz)	Au (K oz)
Measured	1,155	560	8.21	20.80	305
Indicated	3,513	423	6.53	47.78	738
Measured and Indicated	4,668	457	6.95	68.58	1,043
Inferred	1,813	384	5.30	22.38	309

Notes:

(1)    Represents 100% of the resources.  McEwen Mining Inc. has a 49% attributable interest in the San José mine.

(2)    Mineral resources, which are not mineral reserves, do not have demonstrated economic viability.

(3)    Mineral resources are inclusive of mineral reserves.

(4)    The quantity and grade of reported Inferred resources are uncertain in nature and there has been insufficient exploration to classify these Inferred resources as Indicated or Measured, and it is uncertain if further exploration will result in in upgrading them to an Indicated or Measured category.

(5)    Mineral Resources were estimated by Hochschild Mining Ltd. using the CIM Standards on Mineral Resources and Reserves, Definitions and Guidelines prepared by the CIM Standing Committee on Reserve Definitions.

(6)    Metal prices used were and $18/oz for Ag and $1080/oz for Au.

(7)    Resources were defined at a cutoff grade of 206 g/t AgEq, which is equivalent to a cutoff value of $88.31 per tonne.

Audited Mineral Reserve Estimates, December 31, 2011

Category	Tonnes (1,000)	Ag (g/t)	Au (g/t)	Ag (M oz)	Au (K oz)
Proven	805	475	6.99	12.29	181
Probable	876	354	5.79	9.97	163
Proven and Probable	1,681	412	6.36	22.26	344

Notes:

(1)    Represents 100% percent of the reserves.  McEwen Mining Inc. has a 49% attributable interest in the San José mine.

(2)    Metal prices used were $1080/oz for Au and $18/oz for Ag (same as for resources).

(3)    Reserves were defined at a cutoff $88.31/tonne, which is the same cutoff value used for resources.

(4)    Average internal dilution was 7%.  Average mining and geotechnical dilution was 22%.

(5)    Mineral Reserves were estimated by Hochschild Mining Ltd. using the CIM Standards on Mineral Resources and Reserves, Definitions and Guidelines prepared by the CIM Standing Committee on Reserve Definitions.

ABOUT McEWEN MINING (www.mcewenmining.com)

The objective of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth, low-cost, mid-tier silver producer focused in the Americas. McEwen Mining’s principal assets consist of the following:

•                  Production: a 49% interest in Minera Santa Cruz SA, owner of the San José Silver-Gold Mine that is located near Goldcorp’s Cerro Negro project in Argentina.

•                  Development: The El Gallo Complex in Sinaloa, Mexico (first phase of production expected mid-2012) and the Gold Bar Project in Nevada; as well as the Los Azules Copper Deposit in San Juan, Argentina.

•                  Exploration: The Company has a large portfolio of exploration properties in Santa

Cruz province Argentina, surrounding the San José Mine and Goldcorp’s Cerro Negro project in addition to significant land packages in Nevada adjoining Barrick’s Cortez mine and surrounding our El Gallo Complex in Mexico.

Rob McEwen, Chairman, President and CEO, owns 25% of the outstanding shares of McEwen Mining. As of February 29, 2012 the Company had US$78.8 million in cash (including silver/gold bullion) and no bank debt.

About Minera Santa Cruz: Minera Santa Cruz SA is a joint venture owned 51% by Hochschild Mining Argentina, a wholly owned subsidiary of Hochschild Mining plc, and 49% by Minera Andes S.A., a wholly owned subsidiary of McEwen Mining. The joint venture owns and operates the San José mine.

About Hochschild Mining plc: Hochschild Mining plc is a leading precious metals company listed on the London Stock Exchange (HOCM.L / HOC LN) with a primary focus on the exploration, mining, processing and sale of silver and gold. Hochschild has over forty years of experience in the mining of precious metal vein deposits and currently operates four underground vein mines, three located in southern Peru, one in southern Argentina and one open pit mine in northern Mexico. Hochschild also has numerous long-term prospects throughout the Americas.

Technical Information:

The technical contents of this news release has been reviewed and approved by Eugene Puritch, P. Eng, President of P&E Mining Consultants, Inc.  Under the direction of Mr. Puritch, Al Hayden, P. Eng, James L. Pearson and Fred H. Brown, CPG performed an independent audit of the December 31, 2011 resource and reserve estimates.  All of the foregoing persons are Qualified Persons as defined by NI 43-101.  The aforementioned P&E Mining Consultants Inc. audit team visited the site on January 23rd and 24th, 2012 where resource modeling techniques were reviewed, the drill hole database was inspected and independent drill core samples were collected for verification of Au and Ag grades.  Site visit data review and sampling revealed no issues of concern regarding the resource estimate. For additional information about the San José Mine, see the technical report dated December 16, 2010 entitled “Technical Report on the San José Silver-Gold Mine, Santa Cruz, Argentina” prepared by Eugene J. Puritch, P.Eng, Alfred S. Hayden, P.Eng,  James L. Pearson, P.Eng, Fred H. Brown, CPG, PrSciNat, Tracy Armstrong, P.Geo, David Burga, P. Geo and, Kirstine R. Malloch, MAusIMM, all of P&E Mining Consultants Inc. and each a “qualified person” and “independent” of McEwen Mining, in each case, within the meaning of NI 43-101. The foregoing report is filed on SEDAR (www.sedar.com) under the profile of Minera Andes Inc. (acquired by McEwen Mining) and is also available on our website at www.mcewenmining.com.

Cautionary Note to U.S. Investors:

McEwen Mining reports its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC.  Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC.  According to Canadian NI 43-101 criteria, the estimation of measured resources and indicated resources involve greater uncertainty as to their economic feasibility than the estimation of proven and probable reserves.  Under SEC Industry Guide 7 criteria, measured, indicated and inferred resources are considered Mineralized Material.  The SEC considers that in addition to greater uncertainty as to the economic feasibility of Mineralized Material compared to proven and probable reserves, there is also greater uncertainty as to the existence of Mineralized Material.  U.S. investors are cautioned not to assume that measured or indicated resources will be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

Caution Concerning Forward-Looking Statements:

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between US Gold and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks related to litigation including specifically but not limited to ongoing litigation with respect to the Los Azules property which if resolved adversely to the Company, would materially affect the Company’s ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. On January 24, 2012, US Gold Corporation and Minera Andes Inc. completed a business combination wherein US Gold acquired Minera Andes and was renamed McEwen Mining Inc. See US Gold’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”; and, Minera Andes’ Annual Information Form, filed on SEDAR (www.sedar.com), and its Form 40F, available on EDGAR (www.sec.gov), for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395	Toronto, ON M5J 2T3
Toll Free: (866) 441-0690	PO box 792
Fax: (647) 258-0408	E-mail: info@mcewenmining.com

McEwen Mining Inc.	March 19, 2012
Exhibit 1.

Reconciliation of Measured and Indicated Resources

on December 31, 2011 compared to December 31, 2010

	Tonnes	Ag (oz)	Au (oz)
Reported 12/31/2010	3,055,000	46,660,000	668,000
Reported 12/31/2011	4,668,000	68,586,000	1,043,000
Gain (Loss) during 2011	1,613,000	21,926,000	375,000
Percent Gain (Loss) 2011 vs 2010	53%	47%	56%

Notes
(1)	Represents 100% percent of the resources. McEwen Mining Inc. has a 49% attributable interest in the San José mine.
(2)

The year-end resources are not directly comparable because the cutoff value employed for the December 31, 2010 estimate was $68.43/t whereas the cutoff value employed for the December 31,2011 estimate was $88.31/t.

Reconciliation of Inferred Resources

on December 31, 2011 compared to December 31, 2010

	Tonnes	Ag (oz)	Au (oz)
Reported 12/31/2010	2,986,000	35,857,000	572,000
Reported 12/31/2011	1,813,000	22,280,000	309,000
Gain (Loss) during 2011	(1,173,000)	(13,577,000)	(263,000)
Percent Gain (Loss) 2011 vs 2010	(39)%	(38)%	(46)%

Notes
(1)	Represents 100% percent of the reserves. McEwen Mining Inc. has a 49% attributable interest in the San José mine.
(2)

The year-end resources are not directly comparable because the cutoff value employed for the December 31, 2010 estimate was $68.43/t whereas the cutoff value employed for the December 31, 2011 estimate was $88.31/t.

Reconciliation of Proven and Probable Mineral Reserves

on December 31, 2011 compared to December 31, 2010

	Tonnes	Ag (oz)	Au (oz)
Reported 12/31/2010	1,469,000	21,293,000	299,000
Less 2011 Production	(463,000)	(6,607,000)	(87,000)
Depleted at 12/31/2011	1,006,000	14,686,000	212,000
Reported 12/31/2011	1,681,000	22,267,000	344,000
Gain (Loss) during 2011	675,000	7,581,000	132,000
Percent Gain (Loss) 2011 vs 2010	14%	5%	15%

Notes
(1)	Represents 100% percent of the reserves. McEwen Mining Inc. has a 49% attributable interest in the San José mine.
(2)	Silver and gold production for 2011 excludes metallurgical recoveries.
(3)

The year-end reserves are not directly comparable because the cutoff value employed for the December 31, 2010 estimate was $68.43/t whereas the cutoff value employed for the December 31, 2011 estimate was $88.31/t.